EXHIBIT 10.15

AMENDMENT NUMBER ONE TO
SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

        This AMENDMENT NUMBER ONE TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of March 10, 2005, by and among WELLS FARGO FOOTHILL, INC., a California corporation (“Agent”), as Agent for the Lenders, the lenders identified on the signature pages hereof (the “Lenders”, and together with Agent, the “Lender Group”), ACME TELEVISION, LLC, a Delaware limited liability company (“Borrower”), and ACME COMMUNICATIONS, INC., a Delaware corporation (“Parent”), and the Guarantors, with reference to the following:

        WHEREAS, Borrower and Parent entered into that certain Second Amended and Restated Loan and Security Agreement, dated as of November 8, 2004 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), with the Lender Group pursuant to which the Lenders have made certain loans and financial accommodations available to Borrower;

        WHEREAS, Borrower, Parent, and the Guarantors have requested that the Lender Group agree to certain amendments with respect to the Loan Agreement;

        WHEREAS, subject to the terms and conditions set forth herein, the Lender Group is willing to provide the amendments requested by Borrower, Parent, and the Guarantors.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

    1.     Defined Terms. All terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

    2.        Amendments to the Loan Agreement.

(a)   Section 1.1 of the Loan Agreement is hereby amended by amending and restating the defined term “EBITDA” to read as follows:

“EBITDA” means, with respect to any fiscal period, Borrower’s and its Subsidiaries’ consolidated net earnings (or loss), minus interest income, extraordinary gains, and Syndicated Program Payments plus interest expense, income taxes, depreciation and amortization, LMA Fees, Amortization of Syndicated Program Rights, and other non-cash charges for such period (such non-cash charges to exclude charges in respect of time or revenue rebates or refunds to advertisers or advertising agencies resulting from audience underdeliveries), as determined in accordance with GAAP.

(b)   Section 6.3(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

    (a)        as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year) after the end of each month during each of Borrower’s fiscal years,

     (i)        a company prepared consolidated balance sheet, income statement (including an income statement on a Station-by-Station basis), and statement of cash flow covering Borrower’s and its Subsidiaries’ operations during such period, and a reasonably-detailed narrative on the performance of Borrower and its Subsidiaries relative to the budget then in effect and delivered by Borrower to Agent,

(ii) a certificate signed by the chief financial officer of Borrower to the effect that:

(A)

        the financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Borrower and its Subsidiaries,

(B)

        the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects (or, to the extent of any representation and warranty being untrue or incorrect, describing such lack of truth or correctness as to which he or she may have knowledge and what action Borrower has taken, is taking or proposes to take with respect thereto) on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

(C)

        there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance with this Agreement or any other Loan Document, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto), and

    (iii)        for each month that is the date on which a financial covenant in Section 7.22 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance or, if applicable, non-compliance at the end of such period with the applicable financial covenants contained in Section 7.22 together with the calculation of the Leverage Ratio for the purposes of computing the Base Rate Margin and the LIBOR Rate Margin; provided that with respect to the month that is the last month of Borrower’s fiscal year, the due date for delivery of the Compliance Certificate required by this Section 6.3(a)(iii) shall be extended to 90 days after the end of such month, and

(c)   Section 7.22(a)(i) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(i) Minimum EBITDA. EBITDA, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto;

Appplicable Amount	Applicable Period
($2,000,000)	For the 12 month period ending September 30, 2004
($1,850,000)	For the 12 month period ending December 31, 2004
($2,106,000)	For the 12 month period ending March 31, 2005
($2,382,000)	For the 12 month period ending June 30, 2005
($2,043,000)	For the 12 month period ending September 30, 2005
($891,000)	For the 12 month period ending December 31, 2005
$2,750,000	For the 12 month period ending March 31, 2006
$4,000,000	For the 12 month period ending June 30, 2006
$5,000,000	For the 12 month period ending September 30, 2006
$6,000,000	For the 12 month period ending December 31, 2006
$7,000,000	For the 12 month period ending March 31, 2007
$7,750,000	For the 12 month period ending June 30, 2007
$8,500,000	For the 12 month period ending September 30, 2007
$9,500,000	For the 12 month period ending December 31, 2007
$10,500,000	For the 12 month period ending March 31, 2008
$12,000,000	For the 12 month period ending June 30, 2008
$15,000,000	For the 12 month period ending September 30, 2008 and each 12 month period ending at the end of a fiscal quarter thereafter

    3.     Conditions Precedent to Amendment. The satisfaction of each of the following, unless waived or deferred by Agent in its sole discretion, shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

(a)   Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

(b)   Agent shall have received an amendment fee (the “First Amendment Fee”) of $225,000 (to be divided between WFF and GE Capital in accordance with their Pro Rata Shares).

(c)   Agent shall have received a copy of an amendment to the Term Loan Agreement, substantially the same in substance as this Amendment, duly executed by the parties thereto and in full force and effect.

(d)   The representations and warranties in this Amendment, the Loan Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

(e)   After giving effect to this Amendment, no Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date hereof.

(f)   No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower, Parent, Agent or any Lender, or any of their respective Affiliates.

    4.     Partial Refund of Amendment Fee. If EBITDA for the 12 month period ending December 31, 2005 is greater than or equal to ($891,000), each of WFF and GE Capital shall refund to Borrower $37,500 out of its share of the First Amendment Fee promptly after the receipt of Borrower’s annual financial statements for the year ending December 31, 2005.

    5.     Representations and Warranties. Each of Borrower, Parent, and each Guarantor hereby represent and warrant to the Lender Group that (a) the execution, delivery, and performance of this Amendment and of the Loan Agreement, as amended hereby, are within its powers, have been duly authorized by all necessary action, and are not in contravention of any law, rule, or regulation applicable to it, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or Governmental Authority binding on it, or of the terms of its Governing Documents, or of any material contract or material undertaking to which it is a party or by which any of its properties may be bound or affected, (b) this Amendment and the Loan Agreement, as amended hereby, constitute its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles, or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally, (c) this Amendment has been duly executed and delivered by it, (d) after giving effect to this Amendment, the representations and warranties in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date), and (e) after giving effect to this Amendment, no Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default has occurred and is continuing on the date hereof.

    6.     Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of California.

    7.     Counterparts; Telefacsimile Execution. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

    8.     Effect on Loan Documents.

(a)   The Loan Agreement and each of the other Loan Documents, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not, except as expressly set forth herein, operate as a waiver of or, except as expressly set forth herein, as an amendment of, any right, power, or remedy of Agent or any Lender under the Loan Documents, as in effect prior to the date hereof. The waivers, consents, and modifications herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Agreement, and shall not operate as a consent to any further or other matter, under the Loan Documents.

(b)   Upon and after the effectiveness of this Amendment, each reference in the Loan Documents to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

    9.     Entire Agreement. This Amendment, together with all other instruments, agreements, and certificates executed by the parties in connection herewith or with reference hereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, and inducements, whether express or implied, oral or written.

        IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

ACME TELEVISION, LLC, a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME COMMUNICATIONS, INC., a Delaware corporation /s/Thomas D. Allen Name: Thomas D Allen Title: Executive Vice President & Chief Financial Officer
ACME INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D Allen Title: Executive Vice President & Chief Financial Officer
ACME INTERMEDIATE FINANCE, INC., a Delaware corporation /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME SUBSIDIARY HOLDINGS II, LLC, a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME SUBSIDIARY HOLDINGS III, LLC, a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION OF FLORIDA, LLC, a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION OF ILLINOIS, LLC a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION OF NEW MEXICO, LLC a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION OF OHIO, LLC a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION OF OREGON, LLC a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION OF TENNESSEE, LLC a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION OF UTAH, LLC a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION OF WISCONSIN, LLC, a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION LICENSES OF FLORIDA, LLC a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION LICENSES OF ILLINOIS, LLC a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION LICENSES OF NEW MEXICO, LLC a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION LICENSES OF OHIO, LLC a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION LICENSES OF OREGON, LLC a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION LICENSES OF TENNESSEE, LLC a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION LICENSES OF UTAH, LLC a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION LICENSES OF WISCONSIN, LLC a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION MADISON, LLC a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
ACME TELEVISION LICENSES OF MADISON, LLC a Delaware limited liability company /s/Thomas D. Allen Name: Thomas D. Allen Title: Executive Vice President & Chief Financial Officer
WELLS FARGO FOOTHILL, INC. a California xorporation, as Agent and as a Lender /s/Dena Seki Name: Dena Seki Title: Vice President
GENERAL ELECTRIC CAPITAL CORPORATION a Delaware corporation, as a Lender /s/Steven J. Heise Name: Steven J. Heise Title: Duly Authorized Signatory